                                                             EXHIBIT 99.d(ii)(Y)

                                  AMENDMENT TO
                            AMERICAN AADVANTAGE FUNDS
                          INVESTMENT ADVISORY AGREEMENT

      This Amendment to the Investment Advisory Agreement ("Amendment") is effective as of January 1, 2003 by and between AMR Investment Services, Inc., a Delaware corporation ("AMRIS"), and MW Post Advisory Group, LLC (the "Investment Manager"), a registered investment adviser under the Investment Advisers Act of 1940, as amended.

      Whereas, AMRIS and the Investment Manager entered into an Investment Advisory Agreement dated December 29, 2000 (the "Agreement"), and they desire to amend this Agreement as provided herein;

      Now therefore, in consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1.    Amendment.

            a. Section 3 of the Agreement is hereby deleted and replaced with the following:

                  "3. COMPENSATION OF THE ADVISER. For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Manager shall pay to the Adviser compensation at the rate specified in Schedule A attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser quarterly in arrears, and shall be calculated by applying the annual percentage rate(s) as specified in the attached Schedule A to the average daily assets of the specified portfolios during the relevant quarter. Solely for the purpose of calculating the applicable annual percentage rates specified in the attached Schedule(s), there shall be included such other assets as are specified in said Schedule(s)."

            b. Schedule A of the Agreement is hereby amended and replaced with Schedule A, dated as of January 1, 2003 (attached hereto).

      2. Ratification and Confirmation of Agreement. Except as specifically set forth herein, the Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

      3. Counterparts. This amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective as of the 1st day of January, 2003.

MW POST ADVISORY GROUP, LLC                 AMR INVESTMENT SERVICES, INC.


By:                                         By:
    ----------------------------------          --------------------------------
    Name:                                       William F. Quinn
    Title:                                      President

Address:                                    Address:
1880 Century Park East, Suite 820           4151 Amon Carter Blvd., MD 2450
Los Angeles, CA  90067                      Ft. Worth, TX  76155
Attn: Amy Adler                             Attn: William F. Quinn
Fax: (310) 996-9629                         Fax: (817) 963-3902

                                   Schedule A
                                     to the
                            American AAdvantage Funds
                          Investment Advisory Agreement
                                     between
                          AMR Investment Services, Inc.
                                       and
                           MW Post Advisory Group, LLC

      AMR Investment Services, Inc. shall pay compensation to MW Post Advisory Group, LLC pursuant to section 3 of the Investment Advisory Agreement between said parties for rendering investment management services with respect to the High Yield Bond Fund (the "Fund") in the annualized amount of 0.55% on all Fund assets managed by the Investment Manager.

      If the management of the accounts commences or terminates at any time other than the beginning or end of a calendar quarter, the fee shall be prorated based on the portion of such calendar quarter during which the Agreement was in force.

Dated: as of January 1, 2003

MW POST ADVISORY GROUP, LLC                 AMR INVESTMENT SERVICES, INC.


By:                                         By:
    ----------------------------------          --------------------------------
    Name:                                       William F. Quinn
    Title:                                      President